SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 18, 2004   (February 10, 2004)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

      (314) 863-1100
(Registrant’s telephone number)

Item 5.    Other Events

On February 10, 2004, the Company announced the election of John T. (Tom) Foy as President and Chief Operating Officer of the Company. W. G. (Mickey) Holliman will continue to serve as Chairman of the Board and Chief Executive Officer of the Company. John T. (Tom) Foy has also been nominated to serve on the Board of Directors of the Company. His nomination will be submitted to the stockholders of the Company at the Annual Meeting of Stockholders to be held on April 29, 2004.

Also, on February 10, 2004, the Company announced that Aubrey B. Patterson, Chairman and Chief Executive Officer of BancorpSouth, Inc. and Past Chairman of the American Bankers Association, has been nominated to serve on the Board of Directors of the Company. His nomination will be submitted to the stockholders of the Company at the Annual Meeting of Stockholders to be held on April 29, 2004.

Finally, on February 13, 2004, the Company announced the appointment of Randall C. (Randy) Spak as President and Chief Executive Officer of Lane Furniture Industries, Inc., a subsidiary of the Company.

Item 7.    Financial Statements and Exhibits

(c)	99.1 Press Release, dated February 10, 2004
99.2 Press Release, dated February 10, 2004
99.3 Press Release, dated February 13, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:  February 20, 2004